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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): July 28, 2006


                                  IVOICE, INC.
             (Exact name of registrant as specified in its chapter)


  NEW JERSEY                        000-29341                    51-0471976
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  (State of                        (Commission                (I.R.S. Employer
organization)                      File Number)              Identification No.)


      750 HIGHWAY 34, MATAWAN, NJ                             07747
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (732) 441-7700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     iVoice, Inc. completed the sale of certain United States Letters Patents and/or applications for United States Letters Patents and/or foreign patents and applications to Lamson Holdings LLC. pursuant to a Patent Purchase Agreement dated April 20, 2006. The patents and/or patent applications sold relate to various Voice Activated/Voice Responsive systems developed by iVoice, including item locators for retail stores utilizing various unique identifying, data gathering and organizing, as well as user feedback techniques.

The proceeds of $136,000, net of paying a commission to GlynnTech, Inc. which served as iVoice's licensing agent and assisted in the sale of the patents from the sale, will be used to pay down the Company's indebtedness to Cornell Capital Partners, LP.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.


D)         EXHIBITS

10.1 Patent Purchase Agreement dated April 20, 2006 by and between iVoice, Inc. and Lamson Holdings, LLC.
99.1 Press release dated July 31, 2006 entitled: "iVoice Completes Sale of Selected Patents"





















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVOICE, INC,

Date: July 31, 2006         By: /s/ Jerome R. Mahoney
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                                Jerome R. Mahoney
                                President, Secretary and Chief Executive Officer






















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                                INDEX OF EXHIBITS

10.1 Patent Purchase Agreement dated April 20, 2006 by and between iVoice, Inc. and Lamson Holdings, LLC.
99.1 Press release dated July 31, 2006 entitled: "iVoice Completes Sale of Selected Patents"